SUBORDINATION AGREEMENT

THIS AGREEMENT is dated as of March 15, 2005 between Edgetech Services Inc., a Nevada Corporation (the “Parent”) and Greenfield Commercial Credit (Canada) Inc. (the “Lender”);

WHEREAS Edgetech Services Inc., a corporation incorporated under the Laws of the Province of Ontario (the “Corporation”) proposes to borrow from the Lender certain amounts in accordance with the provisions of the commitment letter dated the 8th day of March, 2005 between the Corporation and the Lender (the “Commitment Letter”);

WHEREAS the Corporation has borrowed or proposes to borrow certain amounts from the Parent pursuant to the provisions of certain loan documents or other documents or agreements to be entered into between the Parent (or any one or more of them) and the Corporation evidencing such loans by the Parent (or any one or more of them) to the Corporation (collectively, the “Parent Documents”);

WHEREAS it is desirable that the Parent and the Lender confirm their respective priorities as creditors of the Corporation and as secured parties with respect to the assets of the Corporation.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained, other good and valuable consideration and the sum of Two Dollars ($2.00) of lawful money of Canada paid by and between the Lender and the Parent (the receipt and sufficiency of which consideration are hereby acknowledged), the parties hereto agree as follows:

1.

Postponement of Payment of Indebtedness

The Parent hereby postpones payment by the Corporation to the Parent of all present and future indebtedness and liability now or hereafter owing by the Corporation to the Parent, whether direct or indirect, absolute or contingent, matured (by way of acceleration or otherwise) or unmatured (the “Parent Debt”) to and in favour of the payment of all present and future indebtedness and liability now or hereafter owing by the Corporation to the Lender, whether direct or indirect, absolute or contingent, matured (by way of acceleration or otherwise) or unmatured (collectively, the “Senior Debt”).  Except as permitted under the terms of the Commitment Letter, the Parent shall not obtain or receive payment of any amount of the  Parent Debt from any person or source until the Senior Debt has been fully paid in cash and until the Lender has no obligation to extend credit to the Corporation.

2.

Postponement and Subordination of Security

The Parent hereby postpones and subordinates all existing and future security heretofore, now or hereafter delivered by the Corporation to the Parent (collectively, the “Parent Security”) to and in favour of all existing and future security heretofore, now or hereafter delivered by the Corporation to the Lender (collectively, the “Senior Security”).  Notwithstanding any priority to which the Parent may be or may hereafter become entitled for any reason whatsoever (including, without limitation, priority by date and the time or order of creating, granting or executing any document, the actual or alleged invalidity or unenforceability of any of the Senior Security, the perfection of, or the giving of notice or any demand for payment under the date of advance, registration, publication, filing or crystallization of or in respect of any charge or encumbrance contained in the the Parent Security and the security interests created thereby or by any provisions of any relevant law or statute), the Senior Security and all rights provided thereunder or by law or otherwise shall have full and absolute priority over and with respect to the Parent Security, and the Parent Security shall in all respects be postponed and rank subordinate and junior to the Senior Security and all rights provided thereunder or by law or otherwise until the parties hereto agree otherwise in writing or all of the Senior Debt is repaid in full.  All liens, charges, security interests and other encumbrances contained in the Senior Security shall, in all events and under all circumstances, rank in priority to all liens, charges, security interests and other encumbrances contained in the Parent Security.

3.

No Enforcement of the Parent Debt and the Parent Security

The Parent shall not, without the prior written consent of the Lender, claim, demand, sue for, commence any action, commence any proceeding or take any step (including exercising any right of set-off, initiating any bankruptcy or insolvency proceeding or any step or proceeding to challenge the validity or enforceability of any of the Senior Debt or the Senior Security, or otherwise) to enforce any right of the Parent pursuant to or in respect of the Parent Debt (including the collection thereof) or any of the Parent Security (including the realization thereof), until the date on which the Senior Debt has been paid in full in cash and the Lender has no obligation to extend credit to the Corporation.

4.

Liquidation, Dissolution, Bankruptcy

In the event of distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Corporation, or the proceeds thereof, to creditors or any proposal by the Corporation to creditors for a readjustment, reamortization or restructuring of the Senior Debt or the Parent Debt, or other readjustment of any of the indebtedness or liabilities of the Corporation, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors, marshalling of the assets or liabilities of the Corporation or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or the Parent Debt, or the application of the assets of the Corporation to the payment or liquidation thereof, or upon the dissolution or other winding-up of the business of the Corporation, or upon the sale of all or substantially all of the business of the Corporation, the Lender shall be entitled to receive payment in full in cash of the Senior Debt (including interest accruing to the date of receipt of such payment at the rate applicable to the relevant part of the Senior Debt, whether or not allowed as a claim in any such proceeding) before the Parent is entitled to receive any direct or indirect payment or distribution of any cash or other assets of the Corporation on account of the Parent Debt and, to that end, the Lender shall be entitled to receive directly, for application in payment of the Senior Debt (to the extent necessary to pay all Senior Debt in full in cash after giving effect to any substantially concurrent payment or distribution to the Lender in respect of the Senior Debt), any payment or distribution of any kind or character, whether in cash or other assets, which shall be payable or deliverable upon or with respect to the Parent Debt.  To the extent any payment of Senior Debt (whether by or on behalf of the Corporation, as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver, receiver and manager or other similar person under any bankruptcy, insolvency, receivership or similar law or proceeding, then if such payment is recoverable by, or paid over to, such trustee, receiver, receiver and manager or other person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

5.

Payments Received by the Parent

If, notwithstanding the provisions of this Agreement, prior to the payment in full in cash of the Senior Debt, the Parent (or any one or more of them) or any person on its behalf receives any payment from or distribution of assets of the Corporation on account of the the Parent Debt, which under the provisions of this Agreement, the Parent is not specifically authorized to receive, then the Parent shall, and will ensure that any such other person shall, receive and hold such payment or distribution in trust for the benefit of the Lender and shall promptly pay the same over to the Lender in precisely the form received (except for the endorsement or assignment by the Parent or such other person where necessary) to the extent necessary to pay the Senior Debt in full after giving effect to any substantially concurrent payment or distribution to or for the benefit of the Lender in respect of the Senior Debt.

6.

Notice of Default

The Parent shall give to the Lender notice forthwith of any default by the Corporation of any of the Corporation’s indebtedness, liability or obligations to the Parent, which notice shall specify all then existing defaults in respect of such indebtedness, liability or obligations which are known to the Parent.

7.

No Waiver of Subordination Provisions

No right of the Lender to enforce the postponements and subordinations as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act by the Lender or any agent of or trustee for the Lender, or by any non-compliance by the Corporation with any of the agreements or instruments relating to the Parent Debt, regardless of any knowledge thereof which the Lender may have or be otherwise charged with.  Without limitation to the foregoing, the Lender may, at any time and from time to time, without the consent of or notice to the Parent, without incurring responsibility to the Parent and without impairing or releasing the postponements and subordinations and other rights or benefits provided in this Agreement or the obligations hereunder of the Parent to the Lender, do any one or more of the following:

(a)

change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend or alter the terms of any Senior Debt, any Senior Security or any guarantee thereof or any liability of the Corporation, or any guarantor of the Senior Debt, or any liability incurred directly or indirectly in respect thereof, or otherwise increase, reduce, amend, alter, renew, exchange, modify or supplement in any manner the Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which any of the Senior Debt is outstanding;

(b)

sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner any assets pledged or mortgaged for or otherwise securing the Senior Debt or any liability of the Corporation or any guarantor of the Senior Debt, or any liability incurred directly or indirectly in respect thereof;

(c)

settle or compromise any Senior Debt or any other liability of the Corporation or any guarantor of the Senior Debt, or any security therefor or any liability incurred directly or indirectly in respect thereof, and apply any sums by whomsoever paid and however realized to any liability (including the Senior Debt) in any manner or order; and

(d)

fail to take or to register or otherwise perfect any lien, mortgage, charge or security interest securing the Senior Debt, exercise or delay in or refrain from exercising any right or remedy against the Corporation or any guarantor of the Senior Debt or any security or any other person, and elect any remedy and otherwise deal freely with the Corporation and any guarantor of the Senior Debt and with any security.

8.

Application of Payments

All payments received by the Lender may be applied, reversed and reapplied, in whole or in part, to any of the Senior Debt, as the Lender in its sole discretion deems appropriate.

9.

Waivers by The Parent

All of the Senior Debt shall be deemed to have been made or incurred and continued in reliance upon this Agreement.  The Parent agrees that the Lender has made no warranties or representations with respect to the due execution, legality, validity, completeness, perfection or enforceability of any agreement or instrument relating to the Senior Debt or the collectibility of the Senior Debt, that the Lender shall be entitled to manage and supervise its financial accommodation to the Corporation in accordance with applicable law and its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that the Parent (or any one or more of them) may now or hereafter have in or to any of the assets of the Corporation, and that the Lender shall have no liability to the Parent (or any one or more of them) for, and the Parent hereby collectively waive any claims which they may now or hereafter have against the Lender arising out of, any and all actions which the Lender, may take or omit to take (including without limitation actions with respect to the creation, attachment, perfection or continuation of liens, mortgages, charges or security interests in any assets at any time securing payment of the Senior Debt, actions with respect to the occurrence of any default under any agreement or instrument relating to the Senior Debt, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any assets securing payment of the Senior Debt and actions with respect to the collection of any claims for all or any part of the Senior Debt from any account debtor, guarantor or any other person) with respect to the Senior Debt and any agreement or instrument related thereto or with respect to the collection of the Senior Debt or the valuation, use, protection or release of any assets securing payment of the Senior Debt.

10.

Written Waivers

No waiver shall be deemed to be made by the Lender or the Parent of any of its or his rights hereunder, unless the same shall be in writing signed by such party, and each waiver, if any, shall (unless specifically expressed therein to be otherwise) be a waiver only with respect to the specific instance involved and shall in no way impair the rights of such party or the obligations of the other party in any other respect or at any other time.

11.

Successors and Assigns

The provisions of this Agreement shall be binding on and shall enure to the benefit of the Lender and the Parent and their respective administrators, executors, heirs, trustees, successors and assigns. The Parent shall not assign, sell or transfer the Parent Debt or the Parent Security, or any part thereof, to any person, unless such person agrees, by agreement in writing with and satisfactory to the Lender, to be bound by the provisions of this Agreement.

12.

Notices

Any notice desired or required to be given under this Agreement shall be in writing and shall be deemed to have been validly served, given or delivered: (a) three days after deposit in a post office in Ontario, properly addressed, with proper postage prepaid; (b) when sent, after receipt of confirmation of transmission by facsimile, telex or similar transmission; (c) the next business day after deposit with a reputable overnight courier in Ontario with all charges prepaid; or (d) when delivered, if hand delivered by messenger, all of which shall be when properly addressed to the party to be notified and sent to the address or number indicated as follows:

If to the Lender:

Greenfield Commercial Credit (Canada) Inc.
316 – 20 Queen Street West
Toronto, Ontario M5H 3R3
Attention:Chief Financial Officer
Facsimile:416-581-0020

With a copy to:
Greenfield Commercial Credit LLC
300 E. Long Lake Rd., Suite 180
Bloomfield Hills, Michigan 48304

Attention:

Credit Manager
Facsimile:

248-723-6050

If to the Parent

Facsimile:

or to such other address of a party hereto as it may designate to the other party hereto in the manner herein prescribed.

13.

Entire Agreement:  Severability

This Agreement contains the entire postponement and subordination agreement between the parties hereto with respect to the indebtedness, liabilities and assets of the Corporation.  If any of the provisions of this Agreement shall be held invalid or unenforceable by any court having jurisdiction, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

14.

Cumulative Rights

The rights, powers and remedies under this Agreement shall be in addition to all rights, powers and remedies given by virtue of any statute or rule of law, or any agreement or instrument, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

15.

Information

From time to time upon request therefor, each of the Parent and the Lender shall provide to the other such information with respect to the Corporation and its indebtedness and liabilities as may be reasonably requested.

16.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Ontario and the federal laws of Canada applicable therein.

17.

Execution in Counterparts

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement.

EDGETECH SERVICES INC.

Name: Title:

GREENFIELD COMMERCIAL CREDIT (CANADA) INC.

By:
Name: W. Robert Blades
Title: President

TO:

GREENFIELD COMMERCIAL CREDIT (CANADA) INC. (the “Lender”)

AND TO:

EDGETECH SERVICES INC. (the “Parent”)

BORROWER’S AGREEMENT

IN CONSIDERATION of the extension of credit by the Lender to the Corporation, the Corporation hereby:

1.

consents to the foregoing subordination agreement;

2.

agrees that it will not make any payments to the Parent except as may be expressly permitted by the foregoing Commitment Letter and the subordination agreement;

3.

agrees that it shall acquire no rights pursuant to the foregoing subordination agreement;

4.

agrees that in order to facilitate any subrogation rights arising pursuant to the foregoing subordination agreement, no payments or distributions to the Lender of any cash or other assets to which the Parent would have been entitled but for the provisions of the foregoing subordination agreement, and no payments over pursuant to the provisions of the foregoing subordination agreement made by the Parent to the Lender shall, as between the Corporation and its creditors (other than the Lender) be deemed to be a payment or a distribution by the Corporation to or on account of the Senior Debt.  The Corporation shall, as between itself and such creditors, continue to owe all such amounts as Senior Debt, it being understood that this provision is solely for the purpose of facilitating any subrogation rights arising in favour of the Parent pursuant to the foregoing subordination agreement; and

5.

agrees that each of the Lender and the Parent may provide to the other at any time and from time to time any information in its possession or control in respect of the Corporation and its affairs including, without limitation, notice of any default or impending default.

6.

All words capitalized in this agreement shall have the meanings assigned to them by the foregoing subordination agreement.

DATED the 15th day of March, 2005.

EDGETECH SERVICES INC.

By:
Name: Sang Ho Kim
Title: President